Exhibit 99.1

                             Joint Filing Agreement
                                       For
                     Limited Partnership Interest ("Units")
                                       Of
                Enstar Income Program II-2, L.P. ("Partnership")


     In accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, the persons named below hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including any amendments thereto) with respect to the Units of the Partnership beneficially owned by each of them and further agree that this Joint Filing Agreement be included as an exhibit to such joint filing. This Joint Filing Agreement may be executed in any number of counterparts all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement on the dates indicated.


                EVEREST CABLE INVESTORS, LLC

                By:  EVEREST PROPERTIES II, LLC, Manager


                     By:  /s/ W. ROBERT KOHORST            Date:January 21, 2003
                          --------------------------
                          W. Robert Kohorst
                          President


                /s/ STEPHEN FEINBERG                       Date:January 21, 2003
                --------------------------
                Stephen Feinberg, in his
                capacity as the co-president of
                Blackacre Capital Management Corp.,
                which is the general partner of
                Blackacre Capital Group, L.P.,
                which is the managing member of
                Blackacre Everest


                /s/ W. ROBERT KOHORST                      Date:January 21, 2003
                --------------------------
                W. Robert Kohorst